UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2006

PS BUSINESS PARKS, INC.
        (Exact name of registrant as specified in its charter)

California	1-10709	95-4300881
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer Identification
of Incorporation)	Number)	Number)

701 Western Avenue, Glendale, California 91201-2397
        (Address of principal executive offices ) (Zip Code)

        Registrant’s telephone number, including area code: (818) 244-8080

N/A
        (Former name or former address, if changed since last report)

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On May 11, 2006, the Company announced that it will be presenting at the Harris Nesbitt North American REIT Conference. The information in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

      (c) Exhibits

       The following exhibit relating to Item 7.01 shall be deemed to be furnished, and not filed:

      99.1 Press release dated May 11, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: May 11, 2006

By: /s/ Edward A. Stokx
Edward A. Stokx
Chief Financial Officer

News Release

PS Business Parks, Inc.
701 Western Avenue
Glendale, CA 91201-2349
www.psbusinessparks.com

For Release:     Immediately
Date:                 May 11, 2006
Contact:            Mr. Edward A. Stokx
                           (818) 244-8080, Ext. 1649

PS Business Parks, Inc. to Present at the Harris Nesbitt North American REIT Conference

GLENDALE, California — PS Business Parks, Inc. (AMEX:PSB) President and Chief Executive Officer, Joseph D. Russell, Jr., is scheduled to make a presentation at the Harris Nesbitt North American REIT Conference at the James Hotel, Chicago, IL, on Tuesday, May 16, 2006.

The Company's presentation is scheduled to begin at 8:00 a.m. (CDT) in Ballroom 2. The presentation can be accessed through the Company's website at www.psbusinessparks.com.

Company Information

PSB is a self-advised and self-managed equity real estate investment trust that acquires, develops, owns and operates commercial properties, primarily flex, multi-tenant office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of March 31, 2006, PSB wholly owned approximately 17.9 million net rentable square feet of commercial space with approximately 3,300 customers located in eight states, concentrated in California (5.4 million sq. ft.), Texas (2.9 million sq. ft.), Florida (3.2 million sq. ft.), Oregon (1.4 million sq. ft.), Virginia (2.8 million sq. ft.), Maryland (1.6 million sq. ft.) and Arizona (0.7 million sq. ft.).

Additional information about PS Business Parks, Inc. is available on the Internet. The Company's website is www.psbusinessparks.com.